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                                                                      EXHIBIT 11



                           MONARCH DENTAL CORPORATION
                        COMPUTATION OF PER SHARE EARNINGS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                            THREE MONTHS ENDED SEPTEMBER 30,      NINE MONTHS ENDED SEPTEMBER 30,
                                                            --------------------------------      -------------------------------
                                                                2001                 2000             2001                2000
                                                            -----------          -----------      -----------         -----------
Net income (loss)                                           $      (666)         $      (153)     $      (173)        $     2,527
                                                            ===========          ===========      ===========         ===========

Weighted average common shares outstanding                        2,167                2,151            2,162               2,144
Weighted average common equivalent shares outstanding                --                   --               --                  80
                                                            -----------          -----------      -----------         -----------
Weighted average common and common equivalent
   shares outstanding                                             2,167                2,151            2,162               2,224
                                                            ===========          ===========      ===========         ===========


NET INCOME (LOSS) PER COMMON SHARE:
Net income (loss)                                           $     (0.31)         $     (0.07)     $     (0.08)        $      1.18
                                                            ===========          ===========      ===========         ===========


NET INCOME (LOSS) PER SHARE - ASSUMING DILUTION:
Net income (loss)                                           $     (0.31)         $     (0.07)     $     (0.08)        $      1.14
                                                            ===========          ===========      ===========         ===========